SCHEDULE 14A
                                   SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to Section 14(a)
                            of the Securities Exchange Act of 1934
                                      (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                                    Cintas Corporation
        ------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

        ------------------------------------------------------------------------
        (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

        4)     Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:

                           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

    We are pleased to invite you to attend our 1997 Annual Shareholders' Meeting. The meeting will be held at 10:00 a.m., Eastern Time, at the Company's Corporate Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio, on Wednesday, October 22, 1997.

    The purposes of this Annual Meeting are:

     1.   To establish the number of Directors to be elected at eight;

     2.   To elect eight Directors;

     3.   To act upon a shareholder proposal;

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        Following the formal meeting, we will discuss the Company's operations during the last year and our plans for the future and answer your questions regarding the Company. Board members and other officers of the Company will also be available to discuss the Company's business with you.

                                                          Yours truly,



                                                          David T. Jeanmougin,
                                                          Secretary

Dated:  September 12, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED AT ANY
TIME PRIOR TO THE MEETING BY WRITTEN NOTICE OF REVOCATION DELIVERED TO THE COMPANY'S SECRETARY, THE SUBMISSION OF A LATER PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

                               CINTAS CORPORATION
                              6800 CINTAS BOULEVARD
                                 P.O. BOX 625737
                           CINCINNATI, OHIO 45262-5737

                            TELEPHONE (513) 459-1200

                     --------------------------------------

                           P R O X Y S T A T E M E N T

                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 22, 1997


                                  INTRODUCTION

        The enclosed Proxy is solicited by the Board of Directors of Cintas Corporation for use at the Annual Meeting of Shareholders to be held on October 22, 1997, and at any adjournment of the meeting. The approximate mailing date of the Proxy Statement and the accompanying proxy card is September 12, 1997.


                            VOTING AT ANNUAL MEETING

GENERAL

        Shareholders may vote in person or by proxy at the Shareholders' Meeting. Proxies given may be revoked at any time prior to the meeting by filing with the Company's Secretary either a written revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. All shares will be voted as specified on each properly executed proxy. If no choice is specified, the shares will be voted as recommended by the Board of Directors.

        As of August 25, 1997, the record date for determining shareholders entitled to notice of and to vote at the meeting, Cintas had 48,569,934 shares of Common Stock outstanding. Each share is entitled to one vote on each matter to be presented at the meeting. Only shareholders of record at the close of business on August 25, 1997, will be entitled to vote at the meeting. A quorum consists of the presence in person or by proxy of a majority of all shares entitled to vote at the meeting.

PRINCIPAL SHAREHOLDERS

        The following persons are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Stock as of the record date:

Name and Address of                    Amount and Nature of           Percent of
  Beneficial Owner                     Beneficial Ownership              Class
-------------------                    --------------------            ---------
Richard T. Farmer(1)                       12,856,211(2)                  26.5%

James J. Gardner(1)                         3,840,569(3)                   7.9%

Joan A. Gardner(1)                          3,840,569(3)                   7.9%
------------------

     (1) The address of Richard T. Farmer, James J. Gardner and Joan A. Gardner is Cintas Corporation, 6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio 45262-5737.

     (2) Includes 36,030 shares owned by Mr. Farmer's wife, 1,648,592 shares held in trust for Mr. Farmer's children, 34,290 shares owned by a corporation controlled by Mr. Farmer, and 20,00 shares which may be acquired pursuant to stock options which are exercisable within 60 days.

     (3) Includes the following shares considered to be beneficially owned by both Mr. & Mrs. Gardner: 87,547 shares held by a charitable trust established by Mr. Gardner, 955,000 shares held in various trusts for the benefit of Mr. Gardner's children, 32,791 shares held by a corporation that is controlled by Mr. Gardner, 2,704,809 shares held by a family partnership, and 1,250 shares which may be acquired pursuant to stock options exercisable within 60 days.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the beneficial ownership of the Company's Common Stock by its directors, the named executive officers in the Summary Compensation Table of the Proxy Statement and all directors and executive officers as a group, as of August 25, 1997:

                                         AMOUNT AND NATURE OF          PERCENT
NAME OF BENEFICIAL OWNER                 BENEFICIAL OWNERSHIP          OF CLASS
------------------------                 --------------------          --------

Richard T. Farmer                            12,856,211 (1)               26.5%

Robert J. Kohlhepp                            1,283,861 (2)                2.6%

Gerald V. Dirvin                                  6,650 (3)                *

James J. Gardner                              3,840,569 (1)                7.9%

Roger L. Howe                                   350,478 (4)                *

Donald P. Klekamp                                91,050 (4)(5)             *

John S. Lillard                                  64,704 (6)                *

Scott D. Farmer                                 215,393 (7)                *

David T. Jeanmougin                              13,352 (8)                *

Robert R. Buck                                   61,392 (9)                *

William C. Gale                                     120                    *

All Directors and Executive
Officers as a Group (13 persons)             18,851,212 (10)              38.8%

*Less than 1%

(1)  See Principal Shareholders.

(2) Includes 20,000 shares held in trust for members of Mr. Kohlhepp's family, 696,347 shares held by businesses controlled by Mr. Kohlhepp, and options for 16,000 shares which are exercisable within 60 days.

(3)  Includes options for 4,250 shares which are exercisable within 60 days.

(4)  Includes options for 1,250 shares which are exercisable within 60 days.

(5) Includes 59,690 shares owned by Mr. Klekamp's wife and 20,000 shares as to which she is trustee.

(6) Includes options for 750 shares which are exercisable within 60 days. Does not include 8,000 shares held in a charitable foundation controlled by Mr. Lillard, of which Mr. Lillard disclaims beneficial ownership.

(7) Includes 45,700 shares held in trust for members of Mr. Farmer's family, 11,553 shares owned by his immediate family and options for 31,600 shares which are exercisable within 60 days.

(8)  Includes options for 11,200 shares which are exercisable within 60 days.

(9)  Includes options for 1,600 shares which are exercisable within 60 days.

(10) Includes options for 102,150 shares which are exercisable within 60 days.


PROPOSAL NO. 1 AND NO. 2 - ELECTION OF DIRECTORS
------------------------------------------------

      The By-laws of the Company call for the Board of Directors to have at least three members with the specific number to be elected at the meeting established by shareholders. At the present time, the Board consists of eight Directors, and the Board is recommending that this number be retained.

     The Board is nominating for reelection all current Directors, namely Richard T. Farmer, Robert J. Kohlhepp, Gerald V. Dirvin, Scott D. Farmer, James
J. Gardner, Roger L. Howe, Donald P. Klekamp and John S. Lillard.

      Proxies solicited by the Board will be voted for the election of the eight nominees shown above. All Directors elected at the Annual Shareholders' Meeting will be elected to hold office until the next Annual Meeting or until their successors are elected and qualified.

      Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The Company has no reason to believe that any nominee for election will be unable or unwilling to serve if elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The Board of Directors recommends a vote in favor of Proposal No.1 and the election of the eight nominees proposed by the Board.

VOTE REQUIRED

      THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES VOTING AT THE MEETING IS REQUIRED TO APPROVE PROPOSAL NO. 1. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THIS VOTE. THE EIGHT NOMINEES RECEIVING THE HIGHEST NUMBER OF VOTES CAST FOR THE POSITIONS TO BE FILLED WILL BE ELECTED.

PROPOSAL NO. 3 - SHAREHOLDER PROPOSAL REGARDING "SOFT DOLLAR" POLITICAL
                 CONTRIBUTIONS
                 ------------------------------------------------------

      Your Board of Directors recommends a vote "Against" this proposal.

      The National Electrical Benefit Fund, 1125 15th Street, N.W., Washington, D.C. 20005, advises that it holds 22,700 shares of Cintas Common Stock, and that it intends to present the following proposal for action at the Annual Meeting:

     WHEREAS: The American political election process is the cornerstone of the country's democratic system of government, serving as the central means by which all citizens can participate in the public debate of ideas and elect representatives to protect and promote our collective interests; and

     WHEREAS: The integrity of the American political election process is of critical importance to all citizens; and

     WHEREAS: There has been a significant increase in the amount of money injected into the political election process in the form of "soft dollar" contributions from private sector contributors. (Soft dollar contributions are those financial contributions given by individuals or institutions to national and state political parties for "party building" purposes); and

     WHEREAS: The significant increase in the amount of money injected into the political election system in the form of "soft dollar" contributions from private sector contributors has contributed to increasing public cynicism towards an electoral process in which a declining percentage of citizens are participating; and

     WHEREAS: The direct contribution of corporate assets, held in the collective interests of all corporation shareholders, into the political election process without written contribution guidelines or contribution reporting to shareholders is inappropriate; therefore be it

     RESOLVED: That the shareholders of Cintas Corporation ("Company") urge the Board of Directors to establish corporate political contribution guidelines and reporting provisions that include the following features:

          1. Contribution Guidelines: The Board of Directors would present written contribution guidelines in the Company's annual report and Form 10-K that clearly define the issues and interests that the Company is seeking to promote with its "soft dollar" political contributions; and

          2. Contribution Reporting: Comprehensive political contribution reporting would be provided in the Company's annual report and Form 10-K documenting all the entities that were the recipients of the Company's political "soft dollar" contributions during the previous twelve month period.

                            We urge you to vote for this proposal.

              (This completes the proposal and recommendation by the National Electrical Benefit Fund. The "Statement in Opposition by Board of Directors" that follows contains the recommendation of the Cintas Board of Directors to vote "Against" this proposal.)

STATEMENT IN OPPOSITION BY BOARD OF DIRECTORS

     After receiving this proposal, Cintas notified the National Electrical Benefit Fund that Cintas does not make, and has no plans to make, soft dollar contributions. Nevertheless, the Fund insisted on presenting this matter to shareholders.

      The Board of Directors believes that adoption of this proposal would involve a waste of time and money by Cintas and, therefore, urges you to reject it by voting "Against" the proposal.

VOTE REQUIRED

      PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST PROPOSAL NO. 3 UNLESS OTHERWISE INDICATED. APPROVAL OF THIS PROPOSAL WILL REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF VOTES CAST AT THE MEETING. ABSENTIONS AND BROKER NON-VOTES WILL HAVE NO EFFECT ON THIS VOTE.

OTHER MATTERS

      Any other matters considered at the meeting including adjournment will require the affirmative vote of the majority of shares voting with abstentions and broker non-votes having no effect.

VOTING BY PROXY

      All proxies properly signed will, unless a different choice is indicated, be voted "FOR" the establishment of the number of Directors at eight, "FOR" the election of all eight nominees proposed by the Board unless authority is withheld to vote for some or all of those nominees, and "AGAINST" the shareholder proposal regarding "soft dollar" political contributions.

      If any other matters come before the meeting or any adjournment, each proxy card will be voted in the discretion of the proxies named therein.

SHAREHOLDER PROPOSALS

      Shareholders who desire to have proposals included in the Notice for the 1998 Shareholders' Meeting must submit their proposals in writing to Cintas at its offices on or before April 24, 1998.

APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors appointed Ernst & Young LLP as its certified public accountants for fiscal 1998. Ernst & Young LLP has served as certified public accountants for the Company in the past. A member of Ernst & Young LLP will be present at the meeting to make a statement if desired and to answer questions of shareholders.

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS

    The Directors and Executive Officers of Cintas Corporation are:

                                                                        Position
Name and Age                  Position                                    Since
--------------------------------------------------------------------------------

Richard T. Farmer(1)          Chairman of the Board                       1968
      62

Robert J. Kohlhepp(1)         Chief Executive Officer                     1984
      53                      and Director

Gerald V. Dirvin(3)           Director                                    1993
      60

James J. Gardner(1&2)         Director                                    1969
      64

Roger L. Howe(2&3)            Director                                    1979
      62

Donald P. Klekamp(2)          Director                                    1984
      65

John S. Lillard(3)            Director                                    1978
      67

Scott D. Farmer               President, Chief Operating Officer
      38                      and Director                                1997

Robert R. Buck                Senior Vice President and
      49                      President - Uniform Rental Division         1997

Karen L. Carnahan             Vice President and Treasurer                1997
      43

William C. Gale               Vice President and Chief
      45                      Financial Officer                           1995

David T. Jeanmougin           Senior Vice President and Secretary         1991
      56

John S. Kean III              Senior Vice President                       1986
      57

Ages are as of September 1, 1997.

(1)  Member of the Executive Committee of the Board of Directors.
(2)  Member of the Audit Committee of the Board of Directors.
(3)  Member of the Compensation Committee of the Board of Directors.

      Richard T. Farmer has been with the Company and its predecessors since 1957 and has served in his present position with the Company since 1968. Prior to August 1, 1995, Mr. Farmer also served as Chief Executive Officer. He is also a Director of Fifth Third Bancorp, Cincinnati, Ohio, a NASDAQ company, and Safety Kleen Corp., Chicago, Illinois, a business service entity and a NYSE company.

      Robert J. Kohlhepp has been a Director of the Company since 1979. He has been employed by the Company since 1967 serving in various executive capacities including Vice President Finance until 1979 when he became Executive Vice President. He served in that capacity until October 23, 1984, when he was elected President by the Board, a position he held until July 1997. Mr. Kohlhepp was elected to his present position of Chief Executive Officer on August 1, 1995.

     Gerald V. Dirvin was elected a Director of Cintas in 1993. Mr. Dirvin joined The Procter & Gamble Company, a Cincinnati-based consumer goods marketing company and a NYSE company, in 1959 and served in various management positions. He retired as Executive Vice President and as a Director in 1995. Mr. Dirvin is also a Director of Fifth Third Bancorp, Cincinnati, Ohio, a NASDAQ company, and Northern Telecom Limited, Toronto, Canada, a NYSE company.

     James J. Gardner served in various management positions with Cintas from 1956 until his retirement in 1988. Mr. Gardner has served as a Director of the Company since 1969.

      Roger L. Howe has been a Director of Cintas since 1979. He was the Chairman of the Board of U.S. Precision Lens, Inc., a manufacturer of optics for the instrument, photographic and television industries, until his retirement on September 1, 1997. Mr. Howe had held that position in the firm for over five years. Mr. Howe is a Director of Star Banc Corporation, Cincinnati, Ohio, a NYSE company, and its subsidiary Star Bank, National Association; Cincinnati Bell Inc., a NYSE Company; and Baldwin Piano and Organ Company, a Loveland, Ohio, based company which is the largest domestic manufacturer of keyboard musical instruments and a NASDAQ company.

     Donald P. Klekamp was elected a Director of Cintas in 1984. Mr. Klekamp is a senior partner in the Cincinnati law firm of Keating, Muething & Klekamp, which serves as counsel for the Company.

      John S. Lillard has been a Director of Cintas since 1978. He was a Founder of JMB Institutional Realty Corporation, a registered investment advisor, where he served as President from 1978 to 1991. In 1991, he became Chairman-Founder until his retirement in June 1996. He is also a Director of Stryker Corporation, a medical equipment company, and a Director of Lake Forest Bancorporation and Wintrust Financial Corporation, bank holding companies.

      Scott D. Farmer joined Cintas in 1981. He has served in various management positions including Vice President - National Account Division and Vice President - Marketing and Merchandising. He was elected a Director of Cintas in 1994. In July 1997, he was elected President and Chief Operating Officer of the Company.

      Robert R. Buck joined Cintas in 1982. He served as Senior Vice President - Finance and Chief Financial Officer from 1982 to 1991, and Senior Vice President
- Midwest Region from 1991 to 1997. In July 1997, he was elected President - Uniform Rental Division.

      Karen L. Carnahan joined Cintas in 1979. She has held various accounting and finance positions with the Company. In March 1992, she was elected Treasurer of the Company and was elected Vice President of the Company in July 1997.

      William C. Gale joined Cintas in April 1995. He is presently responsible for the areas of finance and accounting. Prior to joining Cintas, Mr. Gale was associated with International Paper, a forest products, paper and packaging company and a NYSE company where he served as auditor since February 1994. Mr. Gale has also held various financial executive positions with Occidental Petroleum Corporation, an oil products and chemical concern and a NYSE company.

      David T. Jeanmougin  joined Cintas in August 1991 as Senior Vice President
- Finance and was responsible for the areas of finance, accounting and administration. He served in that capacity until April 1995, when he was named Secretary of the Company and Senior Vice President. In this capacity he is responsible for the areas of manufacturing, distribution, management information systems, acquisitions and several other key administrative areas.

      John S. Kean III joined Cintas in August 1986 upon the acquisition of Red Stick Services where he served as President. He was appointed Senior Vice President in 1986 and is responsible for operations in Louisiana, Mississippi, Alabama, Arkansas and Tennessee.

     James J. Gardner is the brother-in-law of Richard T. Farmer. Scott D. Farmer is the son of Richard T. Farmer. None of the other Executive Officers and Directors are related.

BOARD ACTIONS AND COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

      The Board of Directors met on four occasions in fiscal 1997 and took action by written consent on one occasion. The Executive Committee is entitled through authorization by the Board of Directors and by Washington law to perform substantially all of the functions of the Board of Directors between meetings of the Board. The Executive Committee took action by written consent on ten occasions in fiscal 1997.

      The Audit Committee reviews the Company's internal accounting operations, monitors relationships between the Company and its independent accountants and recommends the employment of independent auditors. The Audit Committee met on two occasions in fiscal 1997.

      The Compensation Committee establishes compensation levels for all executives and administers the Company's stock option plans. This Committee met on one occasion and took action by written consent on twenty-one occasions in fiscal 1997.

      The Company does not have a nominating committee.

      Outside directors are paid an annual fee of $9,200 plus $1,625 for each Board meeting attended and $900 for each Committee meeting attended. Directors who are executive officers are not paid Directors' fees nor do they participate in the 1994 Directors' Stock Option Plan.

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representation from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the period of June 1, 1996, through May 31, 1997, all filing requirements of such persons were met.

EXECUTIVE COMPENSATION

      The following table summarizes the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's other four most highly compensated Executive Officers for the years ended May 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL                        LONG TERM
                                    COMPENSATION                   COMPENSATION
                                    ------------                   ------------
                                                        OTHER
                                                        ANNUAL        SHARES
                                                        COMPEN-     UNDERLYING
         NAME AND                  SALARY     BONUS     SATION        OPTION        ALL OTHER
   PRINCIPAL POSITION    YEAR       ($)          ($)      ($)        GRANTS (#)  COMPENSATION ($)(1)
---------------------    ----     --------    -------   --------    -----------  -------------------

RICHARD T. FARMER        1997      286,867   188,759    48,522(2)     5,000 SHS       195,827
  CHAIRMAN OF THE        1996      278,512   207,813    61,061(2)    10,000 SHS       209,340
   BOARD                 1995      278,512   222,810      ----        5,000 SHS       220,568


ROBERT J. KOHLHEPP       1997      275,391   207,461      ----        5,000 SHS        55,454
  CHIEF EXECUTIVE        1996      267,370   174,202      ----       50,000 SHS        58,277
  OFFICER AND            1995      222,809   155,966    69,215(3)     5,000 SHS        60,319
  DIRECTOR


ROBERT R. BUCK           1997      230,000   185,745      ----        5,000 SHS         6,210
  SENIOR VICE            1996      200,000   161,869      ----        5,000 SHS         6,699
  PRESIDENT AND          1995      190,000   126,810      ----          ----            5,987
  PRESIDENT - UNIFORM
  RENTAL DIVISION


DAVID T. JEANMOUGIN      1997      220,420    72,518      ----          ----            6,068
  SENIOR VICE            1996      214,000    69,715      ----        5,000 SHS         6,571
  PRESIDENT AND          1995      200,000    70,000      ----        5,000 SHS         6,044
  SECRETARY


WILLIAM C. GALE          1997      175,100    57,608      ----        5,000 SHS         5,983
  VICE PRESIDENT AND     1996      170,000    55,381      ----       10,000 SHS        46,918
  CHIEF FINANCIAL        1995       21,538(4)    ---      ----        5,000 SHS          ----
  OFFICER



(1) THE COMPANY MAINTAINS A SPLIT-DOLLAR LIFE INSURANCE PROGRAM FOR MESSRS. FARMER AND KOHLHEPP. UNDER THIS PROGRAM, THE COMPANY HAS PURCHASED INSURANCE POLICIES ON THE LIVES OF MR. FARMER AND HIS WIFE AND MR. KOHLHEPP AND HIS WIFE. MESSRS. FARMER AND KOHLHEPP ARE RESPONSIBLE FOR A PORTION OF THE PREMIUMS AND THE COMPANY PAYS THE REMAINDER. UPON THE DEATH OF MESSRS. FARMER OR KOHLHEPP AND THEIR SPOUSES, THE COMPANY WILL RECEIVE THAT PORTION OF THE BENEFITS PAID THAT EQUALS THE PREMIUMS PAID BY THE COMPANY ON THAT POLICY. THE LIFE INSURANCE TRUST ESTABLISHED BY THE DECEDENT WILL RECEIVE THE REMAINDER OF THE DEATH BENEFITS. THE ACTUARIALLY PROJECTED CURRENT DOLLAR VALUE OF THE BENEFIT TO MESSRS. FARMER AND KOHLHEPP OF THE PREMIUMS PAID TO THE INSURER UNDER THESE POLICIES FOR THE FISCAL YEARS ENDED MAY 31, 1997, 1996 AND 1995 IS $189,185, $202,007 AND $214,669, RESPECTIVELY, FOR
     MR. FARMER AND $49,483, $51,348 AND $54,357, RESPECTIVELY, FOR MR. KOHLHEPP. THESE AMOUNTS ARE INCLUDED ABOVE.




                                     - 12 -


     THE CINTAS PARTNERS' PLAN IS A NON-CONTRIBUTORY EMPLOYEE STOCK OWNERSHIP PLAN AND PROFIT SHARING PLAN WITH A 401(K) SAVINGS FEATURE WHICH COVERS SUBSTANTIALLY ALL EMPLOYEES. INCLUDED ABOVE ARE THE DOLLARS CONTRIBUTED BY THE COMPANY PURSUANT TO THE PARTNERS' PLAN.

     INCLUDED FOR MR. GALE IN 1996 IS A $45,862 REIMBURSEMENT OF MOVING EXPENSES AND THE RESULTING INCOME TAX LIABILITY.

(2) REPRESENTS COMPENSATION ASSOCIATED WITH THE USE OF THE COMPANY'S AIRCRAFT ($20,078 AND $52,766 IN 1997 AND 1996, RESPECTIVELY), FINANCIAL PLANNING ($18,330 IN 1997) AND OTHER EXPENSE REIMBURSEMENTS.

(3) REPRESENTS COMPENSATION ASSOCIATED WITH THE USE OF THE COMPANY'S AIRCRAFT ($59,663) AND OTHER EXPENSE REIMBURSEMENTS.

(4)  MR. GALE'S EMPLOYMENT WITH THE COMPANY BEGAN IN APRIL 1995.




STOCK OPTIONS

   The following table sets forth information regarding stock options granted to the executives named in the Summary Compensation Table during the fiscal year ended May 31, 1997:

                                  OPTION GRANTS IN LAST FISCAL YEAR


                                     Percent                                Potential Realizable
                     Number of      of Total                                  Value at Assumed
                       Shares        Options                                Annual Rates of Stock
                     Underlying     Granted to     Exercise                 Price Appreciation for
                      Options      Employees in     Price     Expiration       Option Term ($)
      Name           Granted        Fiscal 1997     ($/Sh.)      Date          5%            10%
-------------------  ----------    ------------    --------   ----------   ---------      --------
Richard T. Farmer      5,000            1.3%         50.50     07/29/01       69,761      154,154

Robert J. Kohlhepp     5,000            1.3%         50.50     07/28/06      158,741      402,249

Robert R. Buck         5,000            1.3%         50.50     07/28/06      158,741      402,249

David T. Jeanmougin     ---              N/A          N/A         N/A          N/A          N/A

William C. Gale        5,000            1.3%         50.50     07/28/06      158,741      402,249


     The following table sets forth information regarding stock options exercised by the executives named in the Summary Compensation Table during fiscal 1997 and the value of in-the-money unexercised options held by them as of May 31, 1997:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                               Number of Shares     Value of Unexercised In-
                                            Underlying Unexercised     the-Money Options at
                     Shares                Options at May 31, 1997      May 31, 1997($)(1)
                  Acquired on   Value     -----------------------  ------------------------
     Name         Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----------------- ----------- ----------- ----------- ------------- ----------- -------------
Richard T. Farmer     ----        ----        12,500    17,500       399,688        395,938

Robert J. Kohlhepp    ----        ----        11,000    84,000       527,500      2,340,625

Robert R. Buck        ----        ----           800    18,200        31,600        477,650

David T. Jeanmougin   ----        ----         5,200    39,800       206,750      1,414,875

William C. Gale       ----        ----         ----     20,000         ----         408,125

-----------------
(1) Value is calculated as the difference between the fair market value of the Common Stock on May 31, 1997 ($62.00 per share) and the exercise price of the options.

REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee of the Board of Directors is composed of three independent, outside directors. The members of the Committee for fiscal 1997 were Messrs. Dirvin, Howe and Lillard. The Committee has the overall responsibility of reviewing and recommending specific compensation levels for executive officers and key management to the full Board of Directors. The Committee is also charged with reviewing the performance of the executive officers in relation to overall Company performance. The Company's stock option plans are also administered by the Committee. Compensation decisions for fiscal 1997 followed the same pattern as fiscal 1996.

   The Company's executive compensation policies are designed to support the corporate objective of maximizing the long term value of the Company to its shareholders and employees. To achieve this objective, the Committee believes it is important to provide competitive levels of compensation to attract and retain the most qualified executives, to recognize individuals who exceed expectations and to link closely overall corporate performance and executive pay. The methods by which the Committee believes the Company's long term objectives can be achieved are through incentive compensation plans and the issuance of options to purchase the Company's common stock.

     The Committee has established three primary components of the Company's executive compensation plan. The three components are:

   o base compensation
   o performance incentive compensation
   o stock-based performance compensation through stock option grants

   The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1,000,000 per year paid to the chief executive officer of a company as well as the other executive officers listed in the compensation table will no longer be deductible unless the compensation is performance-based and approved by shareholders. This law was not considered by the Committee in determining fiscal 1997 compensation since compensation levels were not in excess of the amounts deductible under the law.

BASE COMPENSATION

   The Committee annually reviews base salaries of executive officers. Factors which influence decisions made by the Committee regarding base salaries are levels of responsibility and potential for future responsibilities, salary levels offered by competitors and overall performance of the Company. The Committee's practice in establishing salary levels is based in part upon overall Company performance and is not based upon any specific objectives or policies but reflects the subjective judgment of the Committee. However, specific annual performance goals are established for each executive officer. Based on the Committee's comparison of the Company's overall compensation levels as a percent of revenues and net income to comparable companies in the industry, the Committee believes its overall compensation levels are in the middle of the range.

PERFORMANCE INCENTIVE COMPENSATION

   The performance incentive compensation, which is paid out in the form of an annual cash bonus, was established by the Committee to provide a direct financial incentive to achieve corporate and operating goals. The basis for determining performance incentive compensation is strictly quantitative in nature. At the beginning of each fiscal year, the Committee establishes a target bonus for certain executives based on target levels of increases in earnings per share. Cash bonuses paid to other executives are based on a percentage of operating profits of the particular division served by that officer. Those percentages are not disclosed because they could be used to determine divisional operating profits which are otherwise not publicly available.

STOCK OPTION GRANTS

   Executive compensation to reward past performance and to motivate future performance is also provided through stock options granted under the 1992 Stock Option Plan. The purpose of the plan is to encourage executive officers to maintain a long-term stock ownership position in the Company in order that their interests are aligned with those of the Company's shareholders. The Committee in its discretion has the authority to determine participants in the plan, the number of shares to be granted and the option price and term. The Committee has not established specific stock option target awards for participants. Consideration for stock option awards are evaluated on a subjective basis and granted to participants until an ownership position exists which is consistent with the participant's current responsibilities. Options granted to executive officers in 1997 can be found on page 12 under the Option Grants Table.

CHIEF EXECUTIVE OFFICER COMPENSATION

   The Committee establishes Mr. Kohlhepp's base salary based primarily on a subjective evaluation of the Company's prior year's financial results, past salary levels and compensation paid to other chief executive officers in the Company's industry. Based on the Committee's comparison of the Company's overall compensation level for Mr. Kohlhepp as a percent of revenues and net income to comparable companies in the industry, the Committee believes his overall compensation level is in the middle of the range. The Committee also establishes at the beginning of each year a performance incentive bonus arrangement for Mr. Kohlhepp. Based on the Company's belief that shareholder value is best enhanced by increases in earnings per share, the Committee based this arrangement on target levels of increases in earning per share. The program provided for no bonus if earnings per share did not exceed a minimum threshold of a 10% increase over the prior year's earnings per share, which was $1.60. The bonus potential ranged from 10% of base salary if earnings per share increased by seventeen cents over the prior year up to a maximum of 90% if earnings per share increased by forty cents over the prior year.


                                             John S. Lillard - Chairman
                                             Gerald V. Dirvin
                                             Roger L. Howe

                                     - 16 -
Common Stock Performance Graph

     The following graph summarizes cumulative return on $100 invested in the Company's Common Stock, the S & P 500 Stock Index and the common stocks of a representative group of companies in the uniform related industry (the "Peer Index"). The companies included in the Peer Index are Angelica Corporation, G & K Services, Inc., National Service Industries, Inc., Unifirst Corporation and Unitog Company. Total shareholder return was based on the increase in the price of the stock and assumed reinvestment of all dividends. Further, total return was weighted according to market capitalization of each company. The companies included in the Peer Index are not the same as those considered by the Compensation Committee.

          Cintas Corporation 5 year Cumulative Total Shareholder Return

Measurement Period
    (Quarter End)            Cintas Corp.       S&P 500 Index      Peer Group
-------------------          ------------       -------------      ----------

Measurement Point:

May, 92                           $100             $100                $100
August, 92                          88              100                 100
November, 92                        98              105                 104
February, 93                        97              109                 114
May, 93                             97              112                 114
August, 93                         103              116                 115
November, 93                       101              116                 115
February, 94                       112              118                 128
May, 94                            111              116                 122
August, 94                         113              122                 127
November, 94                       122              117                 121
February, 95                       135              127                 125
May, 95                            123              140                 136
August, 95                         135              148                 144
November, 95                       164              161                 158
February, 96                       173              171                 172
May, 96                            192              180                 197
August, 96                         194              176                 190
November, 96                       218              205                 190
February, 97                       193              216                 190
May, 97                            223              232                 208



OTHER MATTERS

        Cintas knows of no other matters to be presented at the meeting other than those specified in the Notice.

        By order of the Board of Directors.


                                                   David T. Jeanmougin
                                                   Secretary

FRONT OF CARD


CINTAS CORPORATION                                     PROXY FOR ANNUAL MEETING
6800 CINTAS BLVD., P.O. BOX 625737, CINCINNATI, OHIO 45262-5737

        The undersigned hereby appoints RICHARD T. FARMER, ROBERT J. KOHLHEPP, and WILLIAM C. GALE, or any of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Cintas Corporation to be held October 22, 1997, at 10:00 a.m. (Eastern Time) at the Company's Corporate Headquarters, 6800 Cintas Boulevard, Cincinnati, Ohio 45262 and at any adjournment of such Meeting as specified below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Authority to establish the number of Directors to be elected at the Meeting at eight.

                      FOR           AGAINST               ABSTAIN

2.  Authority to elect eight nominees listed below.

    FOR all nominees listed below          WITHHOLD AUTHORITY
    (except as marked to the contrary      to vote for all nominees listed below
    below)

     Richard T. Farmer; Robert J. Kohlhepp; Gerald V. Dirvin; Scott D. Farmer; James J. Gardner; Roger L. Howe; Donald P. Klekamp; John S. Lillard

WRITE THE NAME OF ANY NOMINEE(S) FOR          --------------------------------
WHOM AUTHORITY TO VOTE IS WITHHELD            --------------------------------


                            (Continued on other side)

BACK OF CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE FOLLOWING PROPOSAL:

3.  Shareholder   proposal  to  urge  the  Board  of   Directors   to  establish
    contribution and reporting guidelines regarding "soft dollar" political contributions.

              FOR                    AGAINST              ABSTAIN

4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3.


___________________________, 1997          ----------------------------------

                                           ----------------------------------
                                           Important:  Please sign exactly as
                                           name appears hereon indicating,
                                           where proper, official position or
                                           representative capacity.  In the case
                                           of joint holders, all should sign.



           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS